Exhibit 99.7

INDEPENDENT AUDITORS' REPORT

To the Managing Member of Prairie Breeze Wind Energy II LLC Chicago, Illinois

We have audited the accompanying financial statements of Prairie Breeze Wind Energy II LLC (the "Company"), which comprise the balance sheet as of December 31, 2014, and the related statements of operations, member’s equity, and cash flows for the period May 8, 2014 (date of inception) through December 31, 2014, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prairie Breeze Wind Energy II LLC, as of December 31, 2014, and the results of their operations and their cash flows for the period May 8, 2014 (date of inception) through December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chicago, IL
August 13, 2015

PRAIRIE BREEZE WIND ENERGY II LLC
BALANCE SHEET AS OF DECEMBER 31, 2014

ASSETS

LONG-TERM ASSETS:
Property, plant and equipment - net	$8,618
Deposits	714,583
Total long-term assets	723,201

TOTAL	$723,201

MEMBER'S EQUITY

COMMITMENTS AND CONTINGENCIES (See Note 7)	—

MEMBER'S EQUITY	$723,201

TOTAL	$723,201

See notes to Financial Statements

PRAIRIE BREEZE WIND ENERGY II LLC
STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 8, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

BUSINESS DEVELOPMENT EXPENSE	$390,258

LOSS FROM OPERATIONS	390,258

NET LOSS	$390,258

See notes to Financial Statements

PRAIRIE BREEZE WIND ENERGY II LLC
STATEMENT OF MEMBER'S EQUITY
FOR THE PERIOD MAY 8, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

MEMBER'S EQUITY - May 8, 2014	$—

Capital contributions	1,113,459

Net loss	(390,258)

MEMBER'S EQUITY - December 31, 2014	$723,201

See notes to Financial Statements

PRAIRIE BREEZE WIND ENERGY II LLC
STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 8, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(390,258)

Net cash used in operating activities	(390,258)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(8,618)
Deposits	(714,583)

Net cash used in investing activities	(723,201)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	1,113,459

Net cash provided by financing activities	1,113,459

NET CHANGE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS - Beginning of period	—

CASH AND CASH EQUIVALENTS - End of year	$—

See notes to Financial Statements

PRAIRIE BREEZE WIND ENERGY II LLC

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2014 AND FOR THE PERIOD MAY 8, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

1.	DESCRIPTION OF BUSINESS

Prairie Breeze Wind Energy II LLC, a Delaware limited liability company (the “Company”), was formed on May 8, 2014. The purpose of the Company is to develop, construct, own, operate and maintain the Prairie Breeze II Wind Farm (the “Project”) located in Elgin County, Nebraska.

The Company began construction of the Project in December 2014. The Project is an electricity generating facility with a maximum net generating capacity of 73.4 megawatts (“MW”). The Project is expected to commence commercial operation in December 2015.

As of December 31, 2014, IWFNA Development Holdings (“IWFNA”) directly owned 100% of the membership interest in the Company.

In May 2015, IWFNA assigned all membership interest in the Company to Prairie Breeze II Holdings LLC (“PBII”), which subsequently transferred the membership interest to Invenergy Wind Global LLC (“IWG”).

On June 30, 2015, IWG entered into a Purchase and Sale Agreement (the “PSA”) with a third party to sell 90.1% of the equity interests in the Company upon the Project achieving commercial operation. IWG will retain the remaining 9.9% equity interests in the Company. The sale is expected to close by the end of 2015.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”).

Subsequent events were evaluated through August 13, 2015, the date the financial statements were available to be issued.

Management Estimates - The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Deposits - Deposits are stated at cost and represent up-front payments for work to be performed on Project construction activities. Amounts are reclassified to property, plant and equipment upon being used. Amounts deposited are presented as investing activities on the statement of cash flows.

Property, Plant and Equipment - Property, plant and equipment is stated at cost, and once the Project commences commercial operation, will be depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 25 years. Maintenance and repairs will be charged to expense in the period incurred, while major improvements, which extend the useful lives, will be capitalized (see Note 5).

Revenue Recognition - Revenue will be recognized as energy is delivered, pursuant to the power purchase agreement (“PPA”) with Lincoln Electric System (“LES”) (see Note 6). The Company has also determined that the sale of energy and related Renewable Energy Certificates (“RECs”) constitutes one unit of accounting. Since title to both the energy and RECs transfer at the point that the energy is delivered, revenue related to RECs will also be recognized as electrical power is delivered.

Income Taxes - As a single member limited liability company treated as a disregarded entity, the Company is treated for federal income tax purposes in the same manner as its owner. The Company is taxed as a partnership and is not subject to income taxation under federal law and the state laws of Nebraska where it operates. Therefore, the Company has made no accrual for federal or state income taxes as of December 31, 2014.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued an update on the accounting for development stage entities. Under the update, the definition of a development stage entity was removed, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP and all incremental financial reporting requirements from U.S. GAAP for development stage entities. Specifically, the amendments in this update eliminate the requirements for development stage entities to: (i) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. Additionally, the amendments to this update remove the exception provided to development stage entities for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The guidance is effective for annual reporting periods beginning after December 15, 2015, with early adoption permitted. The Company elected to early adopt this update on January 1, 2014, and its financial statements conform to the requirements for development stage entities as outlined above.

4.	SUBSEQUENT EVENTS

On August 7, 2015, an Equity Capital Contribution Agreement (“ECCA”) was executed between Prairie Breeze Expansion Class B Holdings (“PB Class B”) and Prairie Breeze Expansion Holdings LLC (“PBEH”), affiliates of the Company, and a third-party investor (“Class A Equity Investor”), whereby PBEH will issue additional interest to the Class A Equity Investor on the Funding Date, as defined in the ECCA. The Funding Date is expected to occur in November 2015, at which time the Company will be reassigned as a subsidiary of PB Class B and PBEH under the Consent and Agreement executed between IWG and the Class A Equity Investor.

On August 7, 2015, the Company entered into a credit agreement with a third party to provide a construction loan with total commitments of $109,185,113. The construction loan will mature on the earlier of the Funding Date as defined in the ECCA or January 31, 2016.

On August 7, 2015, the Company entered into a Facilities Management Agreement with Invenergy Services LLC, an affiliate of the Company.

On August 7, 2015, the Company entered into an Assignment, Co-tenancy, and Shared Facilities Agreement with multiple affiliates in which the Company has committed to acquire a pro-rata share of certain shared facilities and shared easements currently owned by an affiliate upon achieving commercial operation. Additionally, the Company has contracted with another affiliate to manage the shared facilities.

5.	PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2014, property, plant and equipment, consisted of $8,618 of construction work in progress.

6.	POWER AGREEMENT

On December 17, 2014, the Company entered into a 25-year PPA with LES whereby the Project will sell all of its outputs from the initial delivery date through December 2040. The PPA qualifies for treatment as an operating lease; therefore, revenue related to the PPA will be recognized as energy is delivered, as the lease payments are not fixed.

7.	COMMITMENTS AND CONTINGENCIES

The Company leases land used by the Project under various operating lease agreements expiring on various dates through 2040. Lease expense will be recognized on a straight-line basis in accordance with the escalating payments outlined in the agreements over the lease term once the Project commences commercial operation.

Estimated future minimum lease payments as of December 31, 2014, are as follows:

Years Ending December 31
2015	$41,117
2016	425,022
2017	431,011
2018	437,121
2019	443,352
Thereafter	10,954,282
Total minimum lease payments	$12,731,905

In December 2014, the Company executed a Turbine Supply Agreement (“TSA”) with a third party to purchase wind turbines.

Pursuant to terms under the PPA, the Company is required to make payments to LES if the guaranteed supply of energy is not met. The Company does not believe that such payments are likely to be required in the future.

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